UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2007

Kinetic Concepts, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-09913	74-1891727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 Vantage Drive San Antonio, Texas		78230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (210) 524-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2007, Kinetic Concepts, Inc. (the "Company") announced the appointment of TLV Kumar, age 53, to the newly-created position of President - Europe, Middle East and Africa (EMEA).  Mr. Kumar joins KCI from Applied Biosystems, where he was President - Asia Pacific, a region made up of 17 countries.  He previously held positions at Royal Philips Electronics, most recently as Chief Operations Officer - Asia Pacific for Philips Medical Systems, overseeing marketing, product management, customer service and supply chain.  In other roles with Philips Medical Systems, he served as Vice President and Regional Director - Middle East and Africa, Managing Director - India, and Vice President - Sales and Marketing for India.

According to the terms of the offer letter, Mr. Kumar is entitled to a base salary of $350,000 on an annualized basis and will be eligible for an incentive bonus with a target amount equivalent to 55% of his annual base salary as part of the Company's annual incentive bonus program.  Mr. Kumar will also receive a sign-on cash bonus of $140,000.  Additionally, Mr. Kumar will receive new hire stock options and restricted stock units which will have a Black-Scholes value of approximately $1.35 million, split 60% in stock options and 40% in restricted stock units.

If Mr. Kumar is terminated from his position for any reason other than "Cause" (as defined), or he terminates for "Good Reason" (as defined), he will be entitled to a lump sum severance payment equal to one year of his then-prevailing annual base salary and annual target bonus.  In addition, if a "Change in Control" (as defined) occurs during his tenure as President, EMEA, and, within 24 months following the Change in Control, he is terminated from his position for any reason other than Cause or he terminates for Good Reason, he will be entitled to a lump sum severance payment equal to two times the sum of the his then-prevailing annual base salary plus annual target bonus.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 29, 2007, entitled "KCI Targets Further Global Expansion with the Appointment of New President for Europe, Middle East and Africa."

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 29, 2007, entitled "KCI Targets Further Global Expansion with the Appointment of New President for Europe, Middle East and Africa."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC CONCEPTS, INC.

Date: December 5, 2007	By:	/s/ Martin J. London
	Name:	Martin J. Landon
	Title:	Senior Vice President and Chief Financial Officer